SECOND AMENDMENT
                                       TO
                        NET LEASE AND JOINT USE AGREEMENT



                  This Second Amendment to Net Lease and Joint Use Agreement ("Lease") is made and entered into this day by and between L. Randy Knight, as Trustee of the R.K. Trust, dated April 1, 1993 ("Landlord"), and Knight Transportation, Inc., and Arizona corporation ("Tenant").

                                    Recitals
                                    --------

                  A. As of March 1, 1994, Tenant entered into a Lease with L. Randy Knight, a married man dealing with his sole and separate property ("Knight"). By Assignment and First Amendment to Net Lease and Joint Use Agreement dated September 1, 1994, Knight assigned all of his right, title and interest in the Lease to Landlord.

                  B. Landlord and Tenant have agreed to increase the amount of space being leased from Landlord to Tenant and desire to modify certain other terms and conditions of the Lease.

                  Accordingly, effective as of September 1, 1997, the Lease is amended as follows:

                                    Amendment
                                    ---------

                  1. The last sentence of Section 2.2, Premises of the Lease, is deleted and the following substituted therefor:

                           2.2 Said leasehold space,  including all land
                  and improvements, is herein called the "Premises." The Premises, as of September 1, 1997, consists of 31,356 square feet of improved space ("Office Space") and 393,139 square feet of parking, maintenance and terminal space (hereinafter, the "Terminal Space"). The Office Space and the Terminal Space constitute in total approximately 9.7450 acres.

                  2. Section 3.3 of the Lease is deleted and the following provision substituted therefor:

                                 Exhibit 10.2.2

                           3.3  Expansion  of Office  Space.  During the
                  term of this Lease and any Option Term, Tenant shall have the right to expand the Office Space in increments of not less than 2,240 square feet (as determined by the Building Structural Post) by notifying the Landlord in writing (the "Expansion Notice") 60 days prior to exercising its option to expand Tenant's Office Space. Upon giving the
                  Expansion Notice, Tenant shall be obligated to pay additional Base Rent for the additional Office Space, which will be an amount equal to the number of square feet by which the Tenant's Office Space expanded, multiplied by $1.236.

                  3. The  introductory  paragraph and  paragraphs (a) and (b) of
Section 4, Rent of the Lease, are deleted and the following provisions substituted therefor:

                           4. Commencing  September 1, 1997, the monthly
                  Base Rent shall be $5,922.72 per month. The monthly Base Rent is based upon a rental of $.00515 square feet per month for the Terminal Space and $.1236 square feet for Office Space. The total square feet leased by Tenant is described in Exhibit B attached hereto. The Base Rent shall be adjusted as described in Sections 3.3 and 4.2, below.

                                             (a) During the Initial Term
                  of this Lease and any Option Terms, Tenant shall pay to Landlord Base rent for the Premises, without prior notice or demand. Tenant shall pay Landlord the Base Rent for the first month's occupancy, in advance, on the Commencement Date.

                                             (b)  Rent  for  any  period
                  during the initial term or any option term that is for less than one month shall be prorated on the basis of a 30 day month.

                  4. Exhibit B to the Lease is hereby deleted, and Exhibit B, as attached hereto is substituted therefor.

                  5. All other terms and conditions of the Lease shall remain as constituted immediately prior to the effective date of this Second Amendment. Landlord and Tenant ratify, confirm and approve the Lease as amended hereby and each agrees that the Lease is in full force and effect.

                  Dated as of this 1st day of September, 1997.

                                        TENANT:

                                        KNIGHT TRANSPORTATION, INC.


                                        By    /s/   Kevin P. Knight
                                           -------------------------------------
                                           Kevin P. Knight
                                           Chief Executive Officer



                                        LANDLORD:

                                        R.K. TRUST dated April 1, 1993



                                        By      /s/    L. Randy Knight
                                           -------------------------------------
                                           L. Randy Knight, Trustee
                                      -3-